Exhibit 32.2

CERTIFICATION

In connection with the quarterly report of Pacific Office Properties Trust, Inc., a Maryland corporation (the “Company”), on Form 10-Q for the period ended September 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), James R. Wolford, Chief Financial Officer, certifies, to the best of his knowledge, the following pursuant to Section 18, U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 8, 2010	/s/ James R. Wolford
Name: James R. Wolford
Title: Chief Financial Officer